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                                                                     EXHIBIT 11


                           MONARCH DENTAL CORPORATION
                       COMPUTATION OF NET INCOME PER SHARE
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


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

                                                                         THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                               JUNE 30,                     JUNE 30,
                                                                     -------------------------     -------------------------
                                                                        1998           1997           1998            1997
                                                                     ----------     ----------     ----------     ----------
PRIMARY:
Net income                                                           $    1,352     $      325     $    2,456     $      558
                                                                     ----------     ----------     ----------     ----------
Weighted average common shares outstanding                               10,324          3,281         10,280          3,249
                                                                     ----------     ----------     ----------     ----------
Net income per share                                                 $     0.13     $     0.10     $     0.24     $     0.17
                                                                     ==========     ==========     ==========     ==========

FULLY DILUTED:
Net income                                                           $    1,352     $      325     $    2,456     $      558
                                                                     ----------     ----------     ----------     ----------
Weighted average common and common equivalent shares outstanding:
   Weighted average common shares outstanding                            10,324          3,281         10,280          3,249
   Weighted average common equivalent shares outstanding                    142          3,463            117          3,344
                                                                     ----------     ----------     ----------     ----------
Weighted average common and common equivalent
   shares outstanding                                                    10,466          6,744         10,397          6,593
                                                                     ----------     ----------     ----------     ----------
Net income per share                                                 $     0.13     $     0.05     $     0.24     $     0.08
                                                                     ==========     ==========     ==========     ==========

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